UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2011

Quad/Graphics, Inc.
(Exact name of registrant as specified in its charter)

Wisconsin	001-34806	39-1152983
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

N61 W23044 Harry's Way, Sussex, Wisconsin 53089-3995
(Address of principal executive offices, including zip code)

(414) 566-6000
(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Background
On November 18, 2011, Quad/Graphics, Inc. (the “Company”) terminated the outstanding stock options under the Company's 1990 Stock Option Plan and 1999 Nonqualified Stock Option Plan (the “409A Options”) held by Company employees, including certain of the Company's named executive officers. The 409A Options were all granted between the years 1990-2010, prior to the Company becoming publicly traded.

The terms of the 409A Options held by the Company's named executive officers are more fully described in the Company's definitive Proxy Statement on Schedule 14A (the “Proxy Statement”) filed with the Securities and Exchange Commission on March 30, 2011 under the headings “Compensation of Executive Officers - Compensation Discussion and Analysis - Determining the Amount of Each Element of Compensation - Long-Term Incentive Compensation” and “Compensation of Executive Officers - Outstanding Equity Awards at December 31, 2010.” The description in the Proxy Statement is incorporated by reference into this Current Report on Form 8-K.

Two significant features of the 409A Options are: (1) they were granted with an exercise price that was lower than the fair market value of a share of the Company's Class A Common Stock (the “Common Stock”) on the date of grant and (2) dividends paid on the Common Stock had the effect of reducing the exercise price of the options. The first 409A Options were granted prior to the enactment of Section 409A of the Internal Revenue Code of 1986, as amended (“Section 409A”). However, once Section 409A was passed, the features described above, among other things, subjected the 409A Options to Section 409A, and required the 409A Options to be amended to provide for fixed exercise dates and other restrictions on the timing of exercise.

The Board of Directors of the Company (the “Board”), the Compensation Committee of the Board (the “Committee”) and the Compensation Subcommittee of the Committee (the “Subcommittee”) determined that the 409A Options, due to the restrictions imposed by Section 409A (including the requirement that an optionee must elect to exercise his option more than a year in advance and remain subject to stock price volatility risk during that period), do not fulfill the Company's executive compensation goals and are difficult and burdensome for the Company to administer.

Therefore, to better allow participants to exercise freely and realize value in a manner and time consistent with traditional public company stock options, to strengthen the perceived value of holding equity in and being a long-term employee of the Company, to improve and simplify administrative requirements and to ensure that options appropriately motivate and retain key employees, the Board, Committee and Subcommittee decided to:

(1)	terminate and liquidate the 409A Options in compliance with Section 409A;

(2)
grant new options with dividend equivalent rights (similar to the dividend credit feature that was part of the 409A Options) (the “New Options”) under the Corporation's 2010 Omnibus Incentive Plan (the “2010 Plan”) at exercise prices equal to or greater than the exercise prices of the 409A Options (and in each case equal to or greater than the fair market value of the Common Stock on the date of grant) to avoid any option repricing; and

(3)
amend the 2010 Plan to allow for the grant of the New Options by increasing the number of shares of Common Stock authorized for issuance under the Plan by 3,571,652 shares, and permitting dividend equivalent rights to be granted solely in connection with the one-time grant of the New Options (the “Plan Amendments”).

Mechanics of Liquidation Payment and Details of New Options

As described below, the New Options are not being granted in substitution for the 409A Options, since the 409A Options are being terminated and liquidated and are not being forfeited in exchange for the New Options.

In addition, the New Options do not represent a repricing of the 409A Options.

The amount of the liquidation payment received by each named executive officer as a result of the termination of the 409A Options will be equal to the product of (1) the number of shares subject to the 409A Options held by the named executive officer and (2) the excess, if any, of (A) $13.47, which represents the volume-weighted average price of a share of the Common Stock on the New York Stock Exchange for the five consecutive trading days ending on November 18, 2011, over (B) the exercise price per share of the 409A Options less the amount of any deferred compensation and dividend credits that had accrued with respect to the 409A Options as of November 18, 2011. As required by Section 409A, no liquidation payments will be made until 12 months after November 18, 2011 (other than payments that would be payable absent the termination), and all liquidation payments will be made within 24 months of November 18, 2011.

The total expected liquidation payment to be paid is $20.0 million, with $2.9 million of such amount paid to the Board and executive officers of the Company. The liquidation payment may be paid in either cash and/or Company stock.

The exercise price of the New Options is (1) in the case of terminated 409A Options that were “underwater” on November 18, 2011 (after adjustment for any related deferred compensation and dividend credits), the same underwater exercise price as the 409A Options, or (2) in the case of terminated 409A Options that were “in the money” on November 18, 2011 (after adjustment for any related deferred compensation and dividend credits), an exercise price equal to $13.47, which was the fair market value of the Common Stock on November 18, 2011, the date of grant (determined by using the volume-weighted average price of a share of the Common Stock on the New York Stock Exchange for the five consecutive trading days ending on November 18, 2011). Therefore, all of the New Options will be granted at the same or higher exercise price as the corresponding 409A Option that is being cancelled.

The New Options have vesting schedules ranging from one to three years and terms ranging from one to ten years, depending on the remaining vesting schedules and terms of the 409A Options. Recipients of the New Options also will receive dividend equivalent rights with respect to the shares of Common Stock subject to the New Options. The dividend equivalent rights are not a new benefit for the recipients of the New Options. Rather, they are similar to the dividend credit feature found in the terminated 409A Options.

The Plan Amendments are subject to shareholder approval and the grants of the New Options are subject to the approval by the Company's shareholders of the Plan Amendments.

The termination of the 409A Options will be reflected in Form 4 filings filed today with the Securities and Exchange Commission to the extent required by Section 16 of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	November 22, 2011

QUAD/GRAPHICS, INC.

		By:	/s/ Andrew R. Schiesl
Andrew R. Schiesl
Vice President, General Counsel & Secretary

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